	Eye on Media Network, Inc.
	Pro Forma Balance Sheet
	November 30, 2013

			Assets
	Eye on South Florida		Eye on Media Network	Adjustments and Eliminations	Totals

Cash	$37,643		$2,470	$-	$40,113
Accounts receivable	6,400		-	-	6,400
Notes receivable	1,000		-	-	1,000
Prepaid expenses	3,830		-	-	3,830

Current assets	48,873		2,470	-	51,343

Property and Equipment	1,888,016			-	1,888,016
Other assets	-			-	-

Total assets	$1,936,889		$2,470	$-	$1,939,359

			Liabilities and Equity
Accounts payable and accruals	$3,067	$		$-	$3,067
Related party loan			6,000	-	6,000
					-
Current liabilities	3,067		6,000	-	9,067

Long-term debt	-		-	-	-

Common stock	2,469		27,690	(2,469)	27,690
Additional paid in capital	2,176,966		(24,690)	1,969	2,154,245
Retained earnings	(245,613)		(6,530)	500	(251,643)
					-
Total equity	1,933,822		(3,530)	-	1,930,292

Total liabilities and equity	$1,936,889		$2,470	$-	$1,939,359
					-

	Eye on South Florida, Inc.
	Pro Forma Income Statement
	November 30, 2013

	Eye on South Florida		Eye on Media Network	Adjustments and Eliminations	Totals

Revenues	$16,150		$-	$-	$16,150

Operating expenses
Contract labor	13,479		-	-	13,479
Professional fees	11,051		6,000	-	17,051
General and administrative	9,142		30	-	9,172
Depreciation	53,313		-	-	53,313
					-
	86,985		6,030	-	93,015

Net income (loss)	$(70,835)		$(6,030)	$-	$(76,865)